Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on September 7, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Venator Materials PLC
(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-1373159 (I.R.S. Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Russ R. Stolle
Senior Vice President, General Counsel and Chief Compliance Officer
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Beck
Sarah K. Morgan
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)/ Proposed Maximum Offering Price Per Share(1)/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Ordinary Shares, par value $0.001 per share	—	—

(1)
An indeterminate number of or aggregate principal amount of ordinary shares are being registered as may at various times be sold at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Venator Materials PLC

Ordinary Shares

        This prospectus relates to the offer and sale from time to time by the selling shareholder named in this prospectus of our ordinary shares. The selling shareholder may sell none, some or all of the shares owned by the selling shareholder and offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in transactions on the New York Stock Exchange (the "NYSE"), in the over-the-counter market or through negotiated transactions or in a combination of these methods. We will not receive any of the proceeds from the sale of the shares covered by this prospectus.

        We are registering the ordinary shares covered by this prospectus for sale by the selling shareholder named in this prospectus pursuant to the Registration Rights Agreement, dated as of August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V. (the "Registration Rights Agreement") that was entered into in connection with our initial public offering (our "IPO").

        Our ordinary shares are listed on the NYSE under the symbol "VNTR." On August 31, 2018, the last reported sale price of our shares on the NYSE was $12.07 per share.

        Investing in our ordinary shares involves risk. Please read carefully the information under the heading "Risk Factors" beginning on page 2 of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any applicable prospectus supplement before you make an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 7, 2018.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not, and the selling shareholder has not, authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the selling shareholder may offer and sell, from time to time, our ordinary shares under this shelf registration statement. This prospectus provides you with a general description of the securities the selling shareholder may offer. If the selling shareholder sells ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholder. The prospectus supplement may also update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information" below. You are urged to read this prospectus carefully, including "Risk Factors," any prospectus supplement and the documents incorporated by reference in their entirety before investing in our ordinary shares.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to (i) "Venator," the "Company," "we," "us" or "our" are to Venator Materials PLC and its subsidiaries and (ii) "Huntsman" refer to Huntsman Corporation, our controlling shareholder, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC (File No. 001-38176) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). You may read

i

and copy any documents that are filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.

        Our filings are also available to the public through the SEC's website at www.sec.gov.

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018 (our "Annual Report on Form 10-K"), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2018 Annual Meeting of Shareholders filed with the SEC on April 26, 2018;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, filed with the SEC on May 1, 2018, and June 30, 2018, filed with the SEC on July 31, 2018;

  •
  our Current Reports on Form 8-K and amendments thereto filed with the SEC on June 4, 2018, July 16, 2018 and July 20, 2018; and

  •
  the description of our share capital contained in our registration statement on Form 8-A filed on August 1, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our share capital.

        These reports contain important information about us, our financial condition and our results of operations.

        Any future filings with make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) until the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Venator Materials PLC
Attention: Investor Relations
10001 Woodloch Forest Drive, Suite 600
The Woodlands, Texas 77380
(281) 719-6000

        We also maintain a website at www.venatorcorp.com. The information on our website, however, is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain information set forth in this prospectus contains "forward-looking statements" within the meaning the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities and Exchange Act of 1934 (the "Exchange Act"). All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management's plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, construction cost estimates, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, spin-offs, or other distributions, strategic opportunities, securities offerings, share repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; legal proceedings, environmental, health and safety ("EHS") matters, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. In some cases, forward-looking statements can be identified by terminology such as "believes," "expects," "may," "will," "should," "anticipates," "estimates" or "intends" or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

        Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond our control. Important factors that may materially affect such forward-looking statements and projections include:

  •
  volatile global economic conditions;

  •
  cyclical and volatile TiO2 products markets;

  •
  highly competitive industries and the need to innovate and develop new products;

  •
  increased manufacturing regulations for some of our products, including the outcome of the pending potential classification of TiO2 as a carcinogen in the European Union ("EU") or any increased regulatory scrutiny;

  •
  disruptions in production at our manufacturing facilities, including at our TiO2 manufacturing facility in Pori, Finland;

  •
  fluctuations in currency exchange rates and tax rates;

  •
  price volatility or interruptions in supply of raw materials and energy;

  •
  changes to laws, regulations or the interpretation thereof;

  •
  significant investments associated with efforts to transform our business;

  •
  differences in views with our joint venture participants;

  •
  high levels of indebtedness;

  •
  EHS laws and regulations;

  •
  our ability to obtain future capital on favorable terms;

  •
  seasonal sales patterns in our product markets;

  •
  legal claims against us, including antitrust claims;

  •
  our ability to adequately protect our critical information technology systems;

  •
  economic conditions and regulatory changes following the likely exit of the United Kingdom ("U.K.") from the EU;

  •
  failure to maintain effective internal controls over financial reporting and disclosure;

  •
  our indemnification of Huntsman and other commitments and contingencies;

  •
  financial difficulties and related problems experienced by our customers, vendors, suppliers and other business partners;

  •
  failure to enforce our intellectual property rights;

  •
  our ability to effectively manage our labor force;

  •
  conflicts, military actions, terrorist attacks and general instability; and

  •
  our ability to realize the expected benefits of our separation from Huntsman.

        All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management's expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements whether because of new information, future events or otherwise, except as required by securities and other applicable law.

        There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus. Any forward-looking statements should be considered in light of the risks set forth in the section "Risk Factors" and elsewhere in this prospectus.

THE COMPANY

        We are a leading global manufacturer and marketer of chemical products that improve the quality of life for downstream consumers and promote a sustainable future. Our products comprise a broad range of innovative chemicals and formulations that bring color and vibrancy to buildings, protect and extend product life, and reduce energy consumption. We market our products globally to a diversified group of industrial customers through two segments: Titanium Dioxide, which consists of our TiO2 business, and Performance Additives, which consists of our functional additives, color pigments, timber treatment and water treatment businesses. We are a leading global producer in many of our key product lines, including TiO2, color pigments and functional additives, a leading North American producer of timber treatment products and a leading European producer of water treatment products.

        Our principal executive offices are located at Titanium House, Hanzard Drive, Wynyard Park, Stockton-On-Tees, TS22 5FD, United Kingdom. Our telephone number is +44 (0) 1740 608 001. Our website is located at www.venatorcorp.com. No information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus. Our ordinary shares are listed on the NYSE under the symbol "VNTR."

 RISK FACTORS

        An investment in our ordinary shares involves a significant degree of risk. Before you invest in our ordinary shares, you should carefully consider the risk factors included in our Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, and the documents we incorporate by reference, in evaluating an investment in our ordinary shares. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        All of the shares offered pursuant to this prospectus are being offered by the selling shareholder. We will not receive any of the proceeds from any sale of such shares.

 DESCRIPTION OF SHARE CAPITAL

General

        The following is a description of the material terms of our share capital as provided in our amended and restated articles of association. The summaries and descriptions below do not purport to be complete statements of the relevant provisions. For a complete description, we refer you to, and the following summaries and descriptions are qualified in their entirety by reference to, our amended and restated articles of association, a copy of which has been incorporated herein by reference as an exhibit to the registration statement of which this prospectus forms a part.

        The summaries and descriptions below do not purport to be complete statements of the Companies Act 2006. We have only one class of shares outstanding, consisting of ordinary shares, par value $0.001 per share. Prior to the completion of our IPO, an ordinary resolution was adopted by our shareholders authorizing our board of directors (generally and unconditionally) to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Venator, up to an aggregate nominal amount of $200,000, which would equal 200,000,000 shares based on the $0.001 par value per share, and to exclude preemptive rights in respect of such issuances. Such authority was granted for five years from August 1, 2017, but we may seek renewal for additional five year terms more frequently.

        As of August 30, 2018, there were 106,401,124 ordinary shares issued and outstanding. As of August 30, 2018, Huntsman, through the selling shareholder, owns 53.1% of our outstanding ordinary shares.

Ordinary Shares

Dividend Rights

        Subject to the provisions of English law and any preferences that may apply to preferred ordinary shares outstanding at the time, holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may determine from time to time. All dividends are declared and paid in proportions based on the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the date such dividend was declared shall, if the board of directors so resolves, be forfeited and shall revert to us. In addition, the payment by our board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof. For further information regarding the payment of dividends under English law, see "—Differences in Corporate Law—Distributions and Dividends."

Voting Rights

        Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares shall have no cumulative voting rights. Subject to any rights or restrictions attached to any shares on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder. None of our shareholders will be entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.

Preemptive Rights

        There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in "—Differences in

Corporate Law—Preemptive Rights." These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons, unless shareholders dis-apply such rights by a special resolution for a period of not more than five years at a shareholders' meeting. These pre-emption rights have been dis-applied by our shareholders prior to completion of our IPO and we intend to propose equivalent resolutions in the future once the initial period of dis-application has expired. In any circumstances where the pre-emption rights have not been dis-applied, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or Redemption Rights

        Our ordinary shares are neither convertible nor redeemable, provided that our board of directors has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine.

Liquidation Rights

        Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding. A liquidator may, with the sanction of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

Variation of Rights

        The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by (i) the written consent of the holders of 3/4 in nominal value of the issued shares of that class or (ii) a special resolution passed at a general meeting of the shareholders of that class.

Capital Calls

        Our board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 clear days' notice provided by our board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our board of directors. None of our ordinary shares to be sold in connection with any offering pursuant to this prospectus will be subject to a capital call.

Transfer of Shares

        Our share register is maintained by our registrar, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through DTC is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer:

  •
  of a share that is not fully paid, provided that the refusal does not disturb the market in those shares, or on which we have a lien, it being noted that the directors will not exercise this power capriciously or otherwise than in accordance with their fiduciary duties as directors of the Company;

  •
  of a share that is not duly stamped (if required);

  •
  of a share that is not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

  •
  of a default share where the holder has failed to provide the required details to us under "—Other English Law Considerations—Disclosure of Interests in Shares," subject to certain exceptions;

  •
  in respect of more than one class of share; or where, in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on Ownership

        Under English law and our articles of association, there are no limitations on the right of non-residents of the U.K. or owners who are not citizens of the U.K. to hold or vote our ordinary shares.

Preferred Ordinary Shares

        Subject to there being an unexpired authority to allot shares, our articles of association permit our board of directors to issue shares with rights to be determined by our board of directors at the time of issuance, which may include such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as our board of directors may determine, including, without limitation, rights to (i) receive dividends (which may include, without limitation, rights to receive preferential or cumulative dividends), (ii) distributions made on a winding up of the Company and (iii) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices (subject to the Companies Act 2006) or at such rates of exchange and with such adjustments as may be determined by our board of directors. We do not have any preferred ordinary shares outstanding, and we have no present intention to issue any preferred ordinary shares.

Articles of Association and English Law Considerations

Directors

  Number

        Our articles of association provide for a minimum number of two and a maximum number of nine directors, and that otherwise the number of directors shall be as determined by our board of directors from time to time. Directors may be appointed by any ordinary resolution of shareholders or by the board, as described below under "—Appointment and Retirement of Directors." Each director elected shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the articles of association.

  Appointment and Retirement of Directors

        The directors shall have power to appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that person is not prohibited to act as a director under English law and so long as the total number of directors shall not exceed nine.

        Our directors are appointed at each annual general meeting of the company by ordinary resolution. Shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors, provided that person is not prohibited to act as a director under English law. If at a meeting it is proposed to vote upon a number of resolutions for the appointment of a person as a director that exceeds the total number of directors that may be appointed to our board of directors at that meeting, the persons that shall be appointed shall first be the person who receives the greatest number of "for" votes, and then shall second be the person who receives the second greatest number of "for" votes, and so on, until the number of directors so appointed equals the total number of directors that may be appointed to the board at such meeting.

        If the number of directors is less than the minimum prescribed by the articles of association, the remaining director may act only for the purposes of appointing additional directors. A director appointed in this manner shall hold office until the next annual general meeting elects someone in his place or, if it does not do so until the end of that meeting.

  Indemnity of Directors

        Under our articles of association, and subject to the provisions of the Companies Act 2006, each of our directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, as described in "—Differences in Corporate Law—Liability of Directors and Officers."

Shareholders' Meetings

        Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors, the chairman, the chief executive officer, the president or the secretary may appoint. The arrangements for the calling of general meetings are described in "—Differences in Corporate Law—Notice of General Meetings." No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. Our articles of association provide that the necessary quorum at any general meeting of shareholders (or adjournment thereof) shall be the holders of ordinary shares who together represent at least the majority of the voting rights of the Company, present in person or by proxy, at such meeting.

Requisitioning Shareholder Meetings

        Subject to certain conditions being satisfied, shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting. If any shareholder requests, in accordance with the provisions of the Companies Act 2006, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or

(b) give notice of a resolution to be proposed at a general meeting, such request must (in addition to any other statutory requirements and other requirements set forth in our articles of association):

  •
  set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by the articles of association), together with details of all interests held by it or him (and their associated persons) in us;

  •
  if the request relates to any business the member proposes to bring before the meeting, set forth a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and any material interest in such business of the requesting person and certain persons associated with him;

  •
  set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment or reappointment to the board of directors all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Other English Law Considerations

  Mandatory Purchases and Acquisitions

        Pursuant to sections 979 to 982 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

        If a takeover offer is structured as a scheme of arrangement pursuant to Part 26 of the Companies Act 2006, the scheme, and therefore takeover, would need to be approved by a majority in number representing 75% in value of the shareholders of class of shareholders voting, whether in person or by proxy. If approved, the scheme, and therefore takeover, would be binding on 100% of the shareholders.

  U.K. City Code on Takeovers and Mergers

        Currently, a majority of our board of directors resides outside of the U.K., the Channel Islands and the Isle of Man. Based upon our current board and management structure and our intended plans for our directors and management, for the purposes of the Takeover Code, we are considered to have our place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Therefore, the Takeover Code should not apply to us. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to us. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

  •
  acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

  •
  who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

  Disclosure of Interest in Shares

        Section 793 of the Companies Act gives us the power to require persons whom we know have, or whom we have reasonable cause to believe have, or within the previous three years have had, any ownership interest in any of our shares, (the "default shares"), to disclose prescribed particulars of those shares. For this purpose, default shares includes any of our shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in restrictions being imposed on the default shares and sanctions being imposed against the holder of the default shares as provided within the Companies Act.

        Under our articles of association, we will also withdraw certain voting rights of default shares if the relevant holder of default shares has failed to provide the information requested within the prescribed period after the date of sending the notice, depending on the level of the relevant shareholding (and unless our board of directors decides otherwise).

  Distributions & Dividends

        Under English law, dividends and distributions may only be made from distributable profits. "Distributable profits" generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital. For further information regarding the payment of dividends under English law, see "—Differences in Corporate Law—Distributions and Dividends."

  Purchase of Own Shares

        Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the NYSE is not a "recognized investment exchange" under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire. In the future, our shareholders may adopt resolutions that permit our board of directors to repurchase shares. For further information, see "—Differences in Corporate Law—Repurchases and Redemptions of Shares."

Anti-Takeover Provisions

        Certain provisions in our articles of association are intended to have the effect of delaying or preventing a change in control or changes in our management. For example, our articles of association include provisions that establish an advance notice procedure for shareholder approvals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our board of directors. English law also prohibits the passing of written shareholder resolutions by public companies. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management, even if these events would be beneficial for our shareholders.

        In addition, our articles of association provides that, in general, from and after the first date on which Huntsman ceases to beneficially own at least 15% of our outstanding voting shares, we may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

        The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

  •
  our board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder;

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

  •
  the board of directors and the holders of at least two-thirds of our outstanding voting shares, excluding shares owned by the interested shareholder, approve the business combination on or after the time of the transaction in which the person became an interested shareholder.

        As defined in our articles of association, an interested shareholder for the purposes of these provisions generally includes any person who, together with that person's affiliates or associates, (1) owns 15% or more of our shares entitled to vote generally in the election of directors or (2) is an affiliate or associate of the company and owned 15% or more of our shares entitled to vote generally in the election of directors at any time within the previous three years.

        In addition, it is possible that in the future, circumstances could change that may cause the Takeover Code to apply to us. Please see "—U.K. City Code on Takeovers and Mergers."

Differences in Corporate Law

        Certain provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company's articles of association. Our articles of association provide that the maximum number of directors is nine.	Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.
Removal of Directors

Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days' notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except: (i) in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

	England and Wales	Delaware
Vacancies on the Board of Directors	Under English law, the procedure by which directors (other than a company's initial directors) are appointed is generally set out in a company's articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually. Our articles of association provide that our directors have the power to appoint directors either to fill a vacancy or as an additional director.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on a corporation's board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.
Shareholder Action by Written Consent

A public company can only pass a shareholders' resolution by way of a vote taken at a meeting of its members. Accordingly, public companies cannot pass a written resolution by sanction of its members, and the relevant approval must be obtained by the company in a duly convened and held general meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in the six-month period following the company's annual accounting reference date.

Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders must be held for the election of directors on a date and at a time designated by or in the manner provided in the by-laws.

Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

	England and Wales	Delaware
If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of any stockholder or director.
General Meeting

Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

	England and Wales	Delaware
Notice of General Meetings	Under the Companies Act 2006, subject to a company's articles of association providing for a longer period, 21 clear days' notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company's articles of association providing for a longer period, at least 14 clear days' notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is at least 28 clear days' notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders' consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.
Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

England and Wales	Delaware
Issues of New Shares	Under the Companies Act 2006, the board of directors may issue new shares in the company, provided that they are authorized to do so either by (i) a provision of the company's articles of association, or (ii) a resolution of the company's shareholders.
Any authorization provided to the directors must specify (a) the maximum amount of shares which may be allotted under it, and (b) the expiry date of the authorization, which must not be more than five years following the date of incorporation of the company or the date of passing of the relevant authorizing resolution, as applicable. Prior to the completion of our IPO, an ordinary resolution was adopted by our shareholders to authorize our board of directors (generally and unconditionally) to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Venator, up to an aggregate nominal amount of $200,000, and to exclude preemptive rights in respect of such issuances. Such authority will be granted for five years.	Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

	England and Wales	Delaware
Reduction of Share Capital	Under the Companies Act 2006, a public company may reduce or cancel its issued share capital in accordance with the provisions of the Companies Act 2006 if the reduction of capital has been approved by a special resolution of shareholders in general meeting and the reduction of capital has been confirmed by the court.

The special resolution of shareholders will need to specify the exact amount of the proposed reduction, although a public company cannot reduce its share capital below the minimum share capital requirements under the Companies Act 2006 (i.e. £50,000, of which at least one quarter must be fully paid up).	Under Delaware law, a corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding. Whenever any shares of the capital stock of a corporation are retired, they resume the status of authorized and unissued shares of the class or series to which they belong unless the certificate of incorporation otherwise provides.
Under Delaware law, a corporation may, under certain circumstances, by resolution of its board of directors, reduce its capital. No reduction of capital may be made or effected unless the assets of the corporation remaining after such reduction are sufficient to pay any debts of the corporation for which payment has not been otherwise provided. A reduction of capital will not release any liability of any stockholder whose shares have not been fully-paid.
Preemptive Rights

Under the Companies Act 2006, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006. These pre-emption rights have been dis-applied for a period of five years by our shareholders in connection with our IPO and we intend to propose equivalent resolutions in the future once the initial period of dis-application has expired.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess pre-emptive rights to subscribe to additional issuances of the corporation's capital stock.

	England and Wales	Delaware
Bonus Issue of Shares	Under the Companies Act 2006, if a company's articles of association permit a bonus issue of shares, the board of directors may be authorized to capitalize certain reserves or profits and use those to issue bonus shares in accordance with the terms of the articles of association and the provisions of the Companies Act 2006.	Under Delaware law, by resolution of the board of directors, dividends may be paid in shares of the corporation's capital stock.
Distributions and Dividends

Under English law, dividends and distributions may only be made from distributable profits. "Distributable profits" generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.
In the case of a public limited company, additional rules relating to capital maintenance requirements are applicable and, accordingly, a public company can only make a distribution (a) if, at the time that the distribution is made, the amount of its net assets is not less than the total of its called up share capital and undistributable reserves, and (b) if, and to the extent that, the distribution itself, at the time it is made, does not reduce the amount of net assets to less than that total.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. "Net assets" means the amount by which total assets exceed total liabilities.
Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Undistributable reserves include the share premium account, the capital redemption reserve, the amount by which the company's unrealized uncapitalized profits exceed its unrealized losses not written off, or any other reserve that the company is prohibited from distributing either by statute or by its constitutional documents.

	England and Wales	Delaware
The determination as to whether or not the company has sufficient distributable profits to fund a dividend or distribution must be made by reference to the "relevant accounts" of the company. Relevant accounts are always individual (not group) accounts and may be any of the following: (i) the company's most recent annual accounts, (ii) specifically prepared interim accounts, or (iii) specifically prepared initial accounts.

Irrespective of the accounts used to justify the dividend or distribution, they must enable reasonable judgment to be made of the company's profits, losses, assets and liabilities, include appropriate provisions, and include details of the company's share capital and reserves (including undistributable reserves).

The process for declaring and paying dividends is usually set out in a company's articles of association. Typically these will provide that (a) final dividends are declared by shareholders following a recommendation from the board of directors (often at the company's annual general meeting), and (b) interim dividends can be decided solely by the board of directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.
Repurchases and Redemptions of Shares

Under English law, a company is free to purchase its own shares, subject to the restrictions below.
A share repurchase can only be funded out of distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of shares, which share, or shares together, have full voting powers.

England and Wales	Delaware
Any repurchase of a company's shares will require shareholder approval. For an "off-market" purchase, the relevant buyback contract must be approved by shareholders either (i) before it was entered into, or (ii) after it was entered into, but provided that no shares may be purchased under the contract until it has been approved (by way of an ordinary resolution). For a "market" purchase, the repurchase must be approved by an ordinary resolution of the shareholders, and it is common for listed companies to seek an annual authority from shareholders to repurchase shares at their annual general meeting. We do not expect to repurchase any shares in the near future after the completion of the offering. A public limited company has the authority to issue redeemable shares provided that this is permitted by its articles of association, and our articles of association permit such issuances. Shares which are capable of being redeemed must be issued as redeemable shares from the outset and, accordingly, a company cannot amend the terms attaching to a non-redeemable class of shares to make them redeemable. Under the Companies Act 2006, a company which has issued redeemable shares must ensure that it has at least one non-redeemable share in issue and, in the case of a public limited company, that the redemption does not reduce the share capital of the company below the statutory minimum (£50,000, of which one-quarter must be fully paid up) unless the company intends to re-register as a private limited company.	Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (iii) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

England and Wales	Delaware
Liability of Directors and Officers	Under the Companies Act 2006, any provision (whether contained in a company's articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for a company to (a) purchase and maintain insurance against such liability; (b) provide a "qualifying third party indemnity" (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a "qualifying pension scheme indemnity" (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan).	Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or (iv) any transaction from which the director derives an improper personal benefit.
In addition, under Delaware law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action is by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided, with respect to any criminal action or proceeding, there was no reasonable cause to believe the person's conduct was unlawful; provided, further, that the corporation may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless determined otherwise by court order.

	England and Wales	Delaware
Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company's articles of association, which is currently the case in our articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote at a meeting. If a poll is demanded or required, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded or required, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

England and Wales	Delaware
Shareholder Vote on Certain Transactions	The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganizations or takeovers.
These arrangements require:

•

the approval at a shareholders' or creditors' meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•

the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	Under English law, a director owes various statutory and fiduciary duties to the company, including:

•

to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•

to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•

to act in accordance with the company's constitution and only exercise his or her powers for the purposes for which they are conferred;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

	England and Wales	Delaware
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and
• a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.
Shareholder Suits

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company in which the company is the beneficiary of any damages arising) in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company's affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

•

state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

England and Wales	Delaware
Inspection of Books and Records	Under the Companies Act 2006, shareholders have rights including the right to:

•

inspect and obtain copies (for a fee) of the minutes of all general meetings of the company and all resolutions of members passed other than at a general meeting;

•

inspect copies of the register of members, register of directors, register of secretaries and other statutory registers maintained by the company;

•

receive copies of the company's annual report and accounts for each financial year;

•

receive notices of general meetings of the company.

A company's articles of association must be registered at Companies House and are therefore open to public inspection.

Shareholders do not have any right to inspect board minutes of the company.

Under Delaware law, any stockholder, in person or by attorney or other agent, does, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:
(i) the corporation's stock ledger, a list of its stockholders, and its other books and records; and
(ii) a subsidiary's books and records, to the extent that:
    (a) the corporation has actual possession and control of such records of such subsidiary; or
    (b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:
        (1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and
        (2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

	England and Wales	Delaware
Amendments of Constituent Documents	Under the Companies Act 2006, companies may only alter their articles of association by way of passing a special resolution of shareholders in general meeting.	Under Delaware law, corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Listing

        Our ordinary shares are listed on the NYSE under the ticker symbol "VNTR."

SELLING SHAREHOLDER

        This prospectus covers the offer and sale from time to time of our ordinary shares owned by Huntsman Corporation, through its wholly-owned subsidiary Huntsman (Holdings) Netherlands B.V. (the "selling shareholder"). We are registering the ordinary shares covered by this prospectus for sale by the selling shareholder pursuant to the Registration Rights Agreement, dated as of August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V. (the "Registration Rights Agreement") entered into in connection with our IPO. Information about the selling shareholder and the number of ordinary shares to be registered on its behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC that are incorporated herein by reference. The selling shareholder shall not sell any shares of our ordinary shares pursuant to this prospectus until we have identified the shares being offered for resale. However, the selling shareholder may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        The selling shareholder may sell the offered securities from time to time:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of our ordinary shares offered by this prospectus will be passed upon for us by Vinson & Elkins R.L.L.P., London, England. Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an emphasis of matter paragraph relating to the allocations of direct and indirect corporate expenses from Huntsman Corporation prior to separation as described in Note 1), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$	*
Printing expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    Indemnification of Directors and Officers

        We have entered into indemnification agreements with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act 2006. The U.K. specific restrictions apply to directors but not officers.

        We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16    Exhibits

        (a)   Exhibits.

        The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description
2.1	Separation Agreement dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the Commission on August 11, 2017).
3.1
Articles of Association of Venator Materials PLC (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-217753) filed with the Commission on June 30, 2017).

Exhibit Number		Description
3.2		Amended and Restated Articles of Association of Venator Materials PLC (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the Commission on August 7, 2017).
4.1
Form of Certificate evidencing Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-217753) filed with the Commission on June 30, 2017).
4.2
Registration Rights Agreement, dated August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V. (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the Commission on August 11, 2017).
4.3
Indenture for 5.75% Senior Notes due 2025 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-1/A (File No. 333-217753) filed with the Commission on July 14, 2017).
4.4		Form of 5.75% Senior Note due 2025 (included in Exhibit 4.3).
4.5
Supplemental Indenture, dated August 8, 2017, by and among Venator Finance S.à r.l., Venator Materials LLC, the guarantors party thereto and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K (File No. 001-38176) filed with the commission on August 11, 2017).
5.1	*	Opinion of Vinson & Elkins R.L.L.P.
23.1	*	Consent of Vinson & Elkins R.L.L.P. (included in Exhibit 5.1).
23.2	*	Consent of Deloitte & Touche LLP (Venator Materials PLC and Subsidiaries).
24.1	*	Powers of Attorney (included on the signature page of Registration Statement).

*
Filed herewith.

ITEM 17.    Undertakings

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            a.     To include any prospectus required by section 10(a)(3) of the Securities Act;

            b.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            c.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act to any purchaser:

            a.     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            b.     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            a.     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            b.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            c.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            d.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          6.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATORIES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wynyard, U.K., on September 7, 2018.

Venator Materials PLC
By:	/s/ RUSS R. STOLLE Russ R. Stolle Senior Vice President, General Counsel and Chief Compliance Officer Date: September 7, 2018

        Each person whose signature appears below appoints Kurt D. Ogden and Russ R. Stolle, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys in fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated and on September 7, 2018.

Name	Title	Date

/s/ SIMON TURNER Simon Turner	President and Chief Executive Officer, and Director (Principal Executive Officer)	September 7, 2018
/s/ KURT D. OGDEN Kurt D. Ogden	Senior Vice President and Chief Financial Officer (Principal Financial Officer), and Venator's Authorized Representative in the United States	September 7, 2018
/s/ STEPHEN IBBOTSON Stephen Ibbotson	Vice President and Corporate Controller (Principal Accounting Officer)	September 7, 2018
/s/ PETER R. HUNTSMAN Peter R. Huntsman	Director	September 7, 2018

Name	Title	Date

/s/ SIR ROBERT J. MARGETTS Sir Robert J. Margetts	Director	September 7, 2018
/s/ DOUGLAS D. ANDERSON Douglas D. Anderson	Director	September 7, 2018
/s/ DANIELE FERRARI Daniele Ferrari	Director	September 7, 2018
/s/ KATHY D. PATRICK Kathy D. Patrick	Director	September 7, 2018